UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2015

APPLIED GENETIC TECHNOLOGIES CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36370	59-3553710
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11801 Research Drive Suite D Alachua, Florida		32615
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (386) 462-2204

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 18, 2015, our board of directors appointed Bruce A. Peacock to our board of directors as a class I director.  Mr. Peacock’s term will expire at our 2017 annual meeting of stockholders.  Mr. Peacock was also appointed to serve as the chairperson of our audit committee.

Arnold Oronsky, a member of our board of directors, has advised us that he has reconsidered his previously announced intention to resign from our board of directors on or before April 1, 2015, and will continue to serve as a member of our board.  Dr. Oronsky is a class I director serving a term expiring at our 2017 annual meeting of stockholders.

A copy of our press release dated March 20, 2015 announcing the appointment of Mr. Peacock to our board of directors is attached as Exhibit 99.1 to this Current Report.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated March 20, 2015, entitled “AGTC Appoints Bruce A. Peacock to Its Board of Directors.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

APPLIED GENETIC TECHNOLOGIES CORPORATION

Date: March 20, 2015	By:	/s/ Lawrence E. Bullock
Lawrence E. Bullock
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated March 20, 2015, entitled “AGTC Appoints Bruce A. Peacock to Its Board of Directors.”

4